SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                 OPTELECOM, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 13, 1999


TO OUR STOCKHOLDERS:

            The Annual Meeting of Stockholders of Optelecom, Inc. (the "Company") will be held October 13, 1999 at 1:00 PM local time at Quality Suites, 3 Research Court, Rockville, Maryland 20850 or at any adjournment thereof, for the following purposes:

            1. to elect Richard Kreter and Carl Rubbo, Jr. as directors of the Company for three-year terms ending in 2002.

            2. to consider and act upon a stockholder proposal to redeem rights issued pursuant to the Rights Agreement.

            3. to transact such other business as may properly come before the meeting.


            Only stockholders of record at the close of business on September 8, 1999 will be entitled to notice of, and to vote at, the meeting. A list of stockholders as of such record date can be inspected by any stockholder for any purpose germane to the meeting during the ten days preceding the meeting. Any such inspection must be made at the Company's offices during normal business hours.


                                By Order of the Board of Directors


                                Howard E. Deutch
                                   Secretary


Gaithersburg, Maryland
September 15, 1999


           ---------------------------------------------------
           IMPORTANT -

              BECAUSE THE TIME IS SHORT BETWEEN THE DATE OF
           MAILING OF THIS PROXY STATEMENT AND THE DATE OF THE
           ANNUAL MEETING, IT IS EXTREMELY IMPORTANT THAT YOU
           RETURN YOUR PROXY IMMEDIATELY.

              WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH WILL REQUIRE NO POSTAGE IF MAILED IN THE UNITED STATES.
           ---------------------------------------------------

                                 OPTELECOM, INC.
                                9300 GAITHER ROAD
                             GAITHERSBURG, MD 20877
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 13, 1999


                                     GENERAL

SOLICITATION OF PROXIES

            This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of OPTELECOM, INC. (the "Company") of proxies to be voted at an Annual Meeting of Stockholders. In addition to solicitation of proxies by use of the mails, proxies may be solicited by the officers and regular employees of the Company, without additional remuneration, by telephone, facsimile, telegraph, cable or personal interview. The Company will bear all costs of solicitation. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward proxy material to the beneficial owners of shares held of record by them and reimburse their expenses.

            The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is September 15, 1999.

TIME AND PLACE OF MEETING

            The Annual Meeting of Stockholders will be held at Quality Suites, 3 Research Court, Rockville, Maryland 20850 on October 13, 1999 at 1:00 PM local time.

VOTING AND REVOCATION OF PROXIES

            All shares of Common Stock, $0.03 par value (the "Common Stock") represented by effective proxies will be voted at the meeting or any adjournment thereof in accordance with the instructions indicated thereon. In the absence of instructions, shares represented by such proxies will be voted in favor of proposals 1 and 3 and against proposal 2. With respect to any other matter that may properly come before the meeting or any adjournment thereof, proxies will be voted at the discretion of the Board of Directors. The Board of Directors is not aware of any such other matters.

            The holders of 33-1/3% of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. (See Securities Entitled to Vote and Record Date for the number of shares outstanding and entitled to vote). The Board of Directors reserves the right to adjourn the Annual Meeting of Stockholders if a quorum is not obtained by the date set for the meeting. At any subsequent reconvening of the meeting, the Board of Directors may cause the proxies solicited hereby to be voted in the same manner as they were voted or could have been voted at the original meeting, except that any proxies effectively revoked prior to the reconvening of the meeting shall not be voted.

            Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use either in person at the meeting or by sending written notice of such revocation (or a later-dated proxy) to the Company.

SECURITIES ENTITLED TO VOTE AND RECORD DATE

            The Board of Directors has fixed the close of business on September 8, 1999 as the date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting. On that date the Company had 2,156,557 shares of Common Stock outstanding. Stockholders will be entitled to one vote on each proposal for each share held of record on such record date.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth, as of August 18, 1999, the name and address of each person or group (other than directors of the Company) who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, the number of shares Common Stock so owned beneficially owned by each such person, and the percentage of the Company's outstanding.

  NAME AND ADDRESS                                                            AMOUNT AND NATURE OF            PERCENT
  OF  BENEFICIAL OWNER                                                        BENEFICIAL OWNERSHIP            OF CLASS
  --  ----------------                                                        --------------------            --------
  Andrew Sean Brown                                                             40,668(1)(3)(4)                1.89%
  Coombe Folley The Grove Park Lane
  Thatcham, Berkshire RG18 4NI
  United Kingdom

  Darren Neil Brown                                                             40,668(1)(3)(4)                1.89%
  Waverley House, Long Lane
  Hermitage, Berkshire RG19 9QT
  United Kingdom

  Mark David Brown                                                              40,668(1)(3)(4)                1.89%
  Sandhill House, Long Lane, Hermitage
  Newbury, Berkshire RG18 9XU
  United Kingdom

  David Arthur Brown                                                            40,668(1)(3)(4)                1.89%
  Waverly, Long Lane, Hermitage
  Newbury, Berkshire RG18 9QT
  United Kingdom

  Adventatum Jersey Limited (a company formed under the laws of Jersey),            8,580(1)                   0.40%
  Wellington House, Union Street, St. Helier, Jersey.

  MODELEGE LIMITED (a company formed under the laws of England)                   8,580(1)(2)                  0.40%
  64 Queen Street, London, England

                                                                                 ----------------             ------
                                                              TOTAL              179,832(1)(2)(a)              8.34%
                                                                                 ================             ======

---------------------

(1) According to the SEC Form 13D/A filed on March 2, 1999, the parties make a statement that although the reporting persons may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, each reporting person disclaims the existence of any such group.

(2) These shares are owned of record by Adventatum Jersey Limited.

(3) Sole power to dispose or direct the disposition of these shares.

(4) Under the terms of the Agreement among the Company, Paragon Audio Visual Limited, David A. Brown, Mark D. Brown, Andrew S. Brown and Darren Brown dated December 12, 1997 by which the Company acquired Paragon Audio Visual Limited, the Company has imposed transfer restrictions on these shares pending resolution of the Company's claim against each of David A. Brown, Mark D. Brown, Andrew S. Brown and Darren Brown for return of a portion of the purchase price. The Company issued such shares as consideration in acquiring Paragon Audio Visual Limited.

                        SECURITY OWNERSHIP OF MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of September 8, 1999 by each director, nominee for director and all directors and officers as a group.

  NAME OF  BENEFICIAL OWNER                                               SHARES OF COMMON STOCK OWNED                 PERCENT
                                                                                  BENEFICIALLY(1)                     OF CLASS
  Clyde A. Heintzelman                                                                 7,500(2)                            *
  Alexander Karpinski                                                                 26,250(2)                          1.22%
  Edmund D. Ludwig                                                                  120,810(2)(3)                         5.6%
  Carl Rubbo, Jr.                                                                       750(2)                             *
  Richard Kreter                                                                      11,500(2)                            *
                                                                                 -------------------                    -------
  All directors and Executive Officers as a group (5 persons)                      166,810(1)(2)(3)                       7.73%

*   Less than 1%

(1) For purposes of this proxy statement, "beneficial ownership" of a security exists when a person directly or indirectly has or shares "investment power", which includes the power to dispose or direct the disposition of such security, or "voting power", which includes the power to vote or direct the voting of such security.

(2) Includes shares of common stock that were subject to options entitling the holder to acquire the shares subject thereto within 60 days of September 8, 1999. On that date Messrs. Heintzelman, Karpinski, Ludwig, Rubbo and Kreter held such options for the purchase of 7,500, 26,250, 9,000, 750, and 5250 shares respectively.

(3) Includes 24,997 shares held in trust by the Company for Mr. Ludwig and 23,693 shares which Mr. Ludwig owns jointly with his wife, Mrs. Roberta Ludwig.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

            Directors are divided into three classes. One class of directors is elected each year to serve for a term of three years and until successors are duly qualified.

            Mr. Richard Kreter was appointed as a Director by the Board of Directors on February 22, 1999 and has served since that time. The Board has nominated Mr. Richard Kreter to serve on the Board for a three- year term until the Annual Meeting of Stockholders in 2002 and until his successor is elected.

            Mr. Kreter has more than 20 years of experience consulting with public corporations, associations and government organization on issues ranging from financial and operational management, to strategic planning and business development. He has assisted them in organizing, developing and establishing operations. His experience will be applied toward orienting all Company business functions toward attaining and sustaining long-term profitability, and achieving acceptable investor returns.

            On July 24, 1999 Dr. Gordon Smith, whose three-year term as a Director was scheduled to expire at the Annual Meeting of Stockholders in 1999, resigned from the Board of Directors. On August 23, 1999 Mr. Carl Rubbo, Jr. was appointed as a Director by the Board of Directors and has served since that time. The Board has nominated Mr. Carl Rubbo, Jr. to serve on the Board for a three- year term until the Annual Meeting of Stockholders in 2002 and until his successor is elected.

            Mr. Rubbo has more than 15 years of experience in commercial banking with a strong emphasis on developing strategic business partnerships between banks and their business customers. He possesses a technological and business expertise that will be a valuable resource for the Company. His entrepreneurial spirit coupled with his broad-based business acumen and strong marketing background, will be an important element in expanding the Company's opportunities and increasing shareholder value.

            The nominees have indicated that they are willing and able to serve as directors if elected. If either of the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, at their discretion, for such other person or persons as may be designated as nominee by the management of the Company.

            Set forth in the table below is certain information regarding the nominees and each person whose term of office will continue after the meeting. Except as set forth therein and in the schedule of Security Ownership of Certain Beneficial Owners, to the knowledge of the company, no person owns of record or beneficially more than five percent of the Company's Common Stock.

                                                                                         PRESENT TERM        YEAR IN WHICH
              NAME, AGE, POSITION WITH THE COMPANY AND                                EXPIRES AT ANNUAL      SERVICE AS A
              PRINCIPAL OCCUPATION DURING LAST 5 YEARS                                    MEETING IN         DIRECTOR BEGAN
              ----------------------------------------------                              ----------           --------
              Clyde A. Heintzelman, 60 - President and CEO of SAVVIS                         2000                1998
              Communications, Inc since December, 1998; President and COO of Digex,
              Inc. from May 1995 to September 1997; co-founder of CSI, Inc. from
              1992 to 1995

              Alexander L. Karpinski, 66 - President of Alex International, Inc.             2000                1996
              since April, 1985; Project Manager for Teleconsult from April, 1992 to June, 1995.

              Richard Kreter, 53 - Managing Partner of Kreter & Associates from              1999                1999
              1983 to present

              Edmund D. Ludwig, 59- President and Chief Executive Officer of the             2001                1980
              Company since January 1991.

              Carl Rubbo, Jr., 40 - Vice President and CFO of Capital Programs               1999                1999
              Management, Inc. since August 1999; Vice President of Branch Banking
              &Trust Company from May 1996 to August 1999; Senior Vice President of
              Chevy Chase Federal Savings Bank from 1994 to May 1996.

REQUIRED STOCKHOLDER VOTE

            The affirmative vote of the holders of a majority of the outstanding Common Stock represented at the meeting is required to elect directors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                        PROPOSAL 2 - STOCKHOLDER PROPOSAL

            The following proposal was submitted to the Company by Andrew Brown of the U.K. who holds beneficially 40,668 shares of Company Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

            "Resolved that the stockholders of Optelecom, Inc. (the "Company") recommend that the Board of Directors immediately redeem the rights issued pursuant to the Rights Agreement dated as of June 15, 1998, and refrain from issuing any additional rights or adopting any amended or other Rights Agreement unless and until otherwise recommended by the holders of a majority of the outstanding Common Stock of the Company."

PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL

            "The Stockholder Proposal is designed to permit the stockholders of the Company to express to the Company's Board of Directors their desire that the rights issued pursuant to the recently adopted Rights Agreement be redeemed, that the Company refrain from issuing any additional rights under the Rights Agreement -- commonly known as a "Poison Pill" (which Rights Agreement was originally adopted by the Company on June 15, 1998) -- and that no amended or additional Rights Agreement be adopted by the Board of Directors without the consent of the holders of a majority of the Common Stock of the Company.

            "It has become all too apparent that the Company's management has been unresponsive to stockholder concerns and proposals for internal improvements, has (in my opinion) substantially damaged its U.K. investment and has failed to carry out any meaningful plan to maximize stockholder values. Current management has been unable or unwilling to provide the leadership or creative initiatives necessary to advance the substantial interests of the Company's stockholders. It is now manifestly apparent that the current strategic and financial management of the Company is so weak and the failure of management to take decisive and corrective action is so complete that there is no viable alternative left other than to look outside the Company for a sale of the Company to a third-party in order to maximize the value of the Company for all stockholders.

            "In that regard, the Company's Poison Pill, which was hastily adopted by the Board without stockholder input or approval last year, unnecessarily restricts the free and open ability of stockholders to receive and accept offers to purchase all or a majority of the outstanding stock of the Company. Should the Board of Directors comply with the Stockholder Proposal and redeem the rights issued pursuant to the Poison Pill defensive device, the Company and the Board will be better positioned to advance the interests of the stockholders and maximize stockholder values by being able to receive offers to acquire the Company's outstanding stock at a premium to the Company's market price, which offers may not materialize if the rights were still outstanding and the Poison Pill was still in place.

            "If you agree that the time has come for this Board to shake up management in order to respond to the interests of the stockholders, I urge you to mark your proxy FOR this Proposal."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

            The Board of Directors has an obligation to all the Company's stockholders to prevent coercive tactics that could deprive them of a meaningful choice or vote with respect to their investment in the Company. In June, 1998 the Board adopted the Company's Rights Agreement (the "Rights Agreement "). It was adopted so that, in a volatile takeover environment, the Board would be better positioned to take appropriate action to promote the best long-term and short-term interests of the Company and its stockholders, and to assist the Board in responding to any bidder who tries to take control of the Company unfairly or at an inadequate value.

            The Board of Directors continues to believe that the Rights Agreement will assist it in fulfilling its traditional role of responding to and negotiating with prospective acquirers in an orderly and considered manner. The Rights Agreement is intended to discourage potential acquirers from attempting to gain control of the Company through coercive means that are not in the stockholders' best interests. It will not prevent or interfere with a negotiated merger or other business combination which the Board deems to be in the best interest of the Company and its stockholders. The Rights Agreement is designed to accomplish its objective by encouraging a potential bidder to negotiate with the Board to assess the fairness and adequacy of an offer. It is the Board's belief that rescission of the Agreement may deprive the Company of potentially valuable protection against abusive takeover attempts.

            The Company's Rights Agreement is by no means unique and, in fact, is not unlike stockholder rights plans adopted by hundreds of corporations across the country over the past fifteen years. The Board adopted the Company's Rights Agreement as a legitimate exercise of its fiduciary duty to all stockholders, and believes that continuation of the Rights Agreement is appropriate as a means of maximizing and preserving the long-term value of the Company for all stockholders. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

            The approval of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to adopt this resolution.

            PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED AGAINST THE ADOPTION OF THIS RESOLUTION UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

            The Board of Directors held 12 meetings during 1998 and all directors attended at least 75% of such meetings. The Board of Directors does not have a nominating committee.

EXECUTIVE COMPENSATION COMMITTEE

            The duties of the Executive Compensation Committee are to review executive compensation and make recommendations to the Board of Directors concerning compensation levels of officers. The current members of the Executive Compensation Committee are Mr. Clyde Heintzelman and Mr. Richard Kreter. During 1998 the members of the Executive Compensation Committee were Dr. Gordon Smith and Mr. Alex Karpinski. In 1998 Mr. Karpinski was Chairman of the Committee. Mr. Kreter has been the Chairman since August 23, 1999. The Executive Compensation Committee met 4 times during 1998.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

To the Stockholders
Optelecom, Inc.

COMPENSATION PHILOSOPHY

            The Company's philosophy is that total compensation for its Chief Executive Officer ("CEO") and other executives should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a larger portion of executive compensation should be tied directly to the performance of the business and (3) executives should share in the same risks and rewards as do stockholders of the Company.

            The Company also believes that executive compensation should be subject to objective review. For this reason, the Compensation Committee of the Board of Directors ("Committee") has been established. The Committee is comprised of two directors, neither of whom are employees or former employees of the Company. The Committee's role is to assure that the compensation strategy of the Company is aligned with the interests of the stockholders, and that the Company's compensation structure will allow for fair and reasonable base salary levels and the opportunity for senior executives to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Committee has, from time to time, utilized the expertise of independent compensation consultants in discharging its responsibilities.

            It is the Company's practice to set total compensation targets for each executive at levels equivalent to the median (50th percentile) of comparable electronic technology and general industry companies of similar size, as measured by annual revenues.

COMPENSATION PROGRAMS AND POLICIES

            The Company's executive compensation programs are designed to motivate, retain and reward executives who are successful in helping the Company achieve its business objectives. The Company operates in a growing industry characterized by increasingly demanding technology and highly competitive global operating environments. Executives compensation programs of the Company are designed to address these considerations.

            For the CEO and other executive officers, base salary is determined by the level of job responsibility, the competitiveness of the executive's salaries to the external marketplace and the degree to which established objectives have been achieved.

            Based on these factors and the recent financial performance of the Company, the committee decided that the compensation provided to the CEO was appropriate.

SALARY, STOCK OPTIONS AND BONUS

            The CEO's compensation is composed of the following elements:

                  1. A minimum annual salary of $150,000.

                  2. A stock option for 30,000 shares which vests according to the following schedule:

                              (a) if the closing price of Company common stock on December 31, 1998 is at least 150% but no more than 200% of the closing price of such stock on the measuring date, the stock option shall be effective as to 10,000 of such shares, and the option shall be cancelled as to the remaining 20,000 shares under the option.

                              (b) if the closing price of Company common stock on December 31, 1998 is more than 200%, but no more than 300% of the closing of such stock on the measuring date, the stock option shall be effective as to 20,000 of such shares, and the option shall be cancelled as to the remaining 10,000 shares under the option.

                              (c) if the closing price of Company common stock on December 31, 1998 is more than 300% of the closing price of such stock on the measuring date, the stock option shall be effective as to 30,000 of such shares.

                  3. A special bonus based on annual revenues, bookings, and net income measures in addition to qualitative goals that the Committee, in its sole discretion, considers to be appropriate.

            Mr. Ludwig did not earn any stock options under the above.


AUDIT COMMITTEE

            The Audit Committee was established in February of 1998. This Committee is charged with the responsibility for:

            1. Reviewing the annual financial report to shareholders and the annual report (Form 10-K) filed with the Securities and Exchange Commission;

            2.          Reviewing the quarterly reporting process;

            3. Overseeing the monitoring of the Company's system of internal controls;

            4. Recommending annually to the Board of Directors the selection of the Company's independent auditors;

            5. Determining the independent auditors' qualifications including the firm's membership in the SEC practice section of the AICPA and compliance with that organization's requirements for peer review and independence;

            6. Reviewing annually the audit plans of the independent auditors;

            7. Meeting with the independent auditors at the completion of their annual examination to review their evaluation of the financial reporting and internal controls of the Company and any changes required in the originally planned audit program;

            8. Reviewing the reports on examinations by regulatory authorities;

            9. Monitoring the Company's policies and procedures for the review of expenses and perquisites of selected members of senior management;

            10. Performing any special reviews, investigations or oversight responsibilities required by the Board of Directors; and

            11. Reporting to the Board of Directors on the results of the activities of the Committee.

            The current members of the Audit Committee are Mr. Alexander Karpinski and Mr. Carl Rubbo. During 1998 the members of the Audit Committee were Dr. Gordon Smith and Mr. Alex Karpinski. In 1998 Mr. Karpinski was Chairman of the Committee. Mr. Rubbo has been the Chairman since August 23, 1999. The Audit Committee met 3 times during 1998

                           SUMMARY COMPENSATION TABLE

                The following table shows a three-year history of the Company's compensation of its Chief Executive Officer and the other two most highly compensated executive officers of the Company (the "Named Executives") serving as such as of the end of 1998, each of whose total salary and bonus for the year ended December 31, 1998 was in excess of $100,000 for services rendered in all capacities for such year.


SUMMARY COMPENSATION TABLE                                                             LONG-TERM
                                         ANNUAL COMPENSATION                           COMPENSATION
                                         ----------------------------------------------------------
                                                                                       SECURITIES
                                                                     OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY      BONUS           COMPENSATION      OPTIONS (#)      COMPENSATION
------------------------------   -----   ---------   ------------   ---------------   -------------   ----------------
Edmund Ludwig, President,        1998    $147,433    $34,000(1)     -                 -               -
Chief Executive Officer          1997     133,613     30,000(1)     -                 12,000          $6,810
and Director                     1996     105,000     -             -                 22,500           $56,712(2)
------------------------------   -----   ---------   ------------   ---------------   -------------   ----------------

Andrew Brown, Managing           1998    $102,920     -             -                 -               -
Director, Paragon Audio          1997    -            -             -                 -               -
Visual Ltd. (3),(5)              1996    -            -             -                 -               -
------------------------------   -----   ---------   ------------   ---------------   -------------   ----------------

David Brown, Chairman            1998    $102,920     -             -                 -               -
And Marketing Director,          1997    -            -             -                 -               -
Paragon Audio Visual,            1996    -            -             -                 -               -
Ltd. and Director(4),(5)
------------------------------   -----   ---------   ------------   ---------------   -------------   ----------------

(1)   Bonus paid for the prior fiscal year-end results.
(2) Includes debt forgiveness of $22,207 to cover income tax expense incurred in acquiring shares under an escrow plan and $34,505 associated with cost of living adjustments for years 1984 through 1995, which was included in employment contract of 1984.
(3)   On February 26, 1999, the Company terminated Andrew Brown's employment.
(4) On December 21, 1998, the Company terminated David Brown's employment. On February 19, 1999, David Brown resigned as a Director of the Company.
(5)   The Company acquired Paragon Audio Visual, Ltd. in December 1997.

       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                The Company did not grant any stock options to any Named Executives during 1998. The following table shows information regarding the stock options exercised by the Company's Named Executives during 1998 and the number and value of unexercised stock options at December 31, 1998. The value of unexercised stock options is based on the closing price of $2-13/16 per share of common stock on December 31, 1998, the last trading day of 1998.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES


                                                       Number of Securities
                                                       Underlying Unexercised                   Value of Unexercised
                                                       Options at                               In-the-Money Options at
                Shares Acquired     Value              December 31, 1998 (#)                    December 31, 1998 ($)
Name            on Exercise (#)     Realized    Exercisable             Unexercisable    Exercisable         Unexercisable
--------------- ------------------- ----------- ---------------------   ---------------- ------------------- ----------------
Edmund Ludwig   30,000              $29,490     27,000                  13,500           $0                  $0
David Brown     -                   -           -                       -                -                   -
Andrew Brown    -                   -           -                       -                -                   -

1996 DIRECTORS STOCK OPTION PLAN

            On May 17, 1995 the Board of Directors approved the 1996 Directors Stock Option Plan (the "1996 Directors Plan") under which each non-employee director who attends a Board meeting is granted as remuneration for attendance at such Board meeting, an option to purchase 500 of common stock at the fair market value of the Common Stock shares (750 shares after giving effect to the 1997 50% stock dividend) on the date of such Board meeting.

            At December 31, 1998 options to purchase 60,000 shares were outstanding under the 1996 Directors Plan at an average exercise price of $7.44 per share. Options for 3,750 shares were exercised at an average exercise price of $3.48 per share.

EMPLOYMENT CONTRACTS

            Mr. Edmund D. Ludwig is compensated pursuant to an employment agreement which expires December 31, 1999. The agreement continues for successive one-year periods thereafter unless terminated by either party upon at least on 60 days notice. Under terms of the agreement, the Board of Directors establishes Mr. Ludwig's salary each year for the succeeding year. The agreement provides that if Mr. Ludwig dies, the Company will pay his estate one year's salary. Mr. Ludwig was elected President and Chief Executive Officer on January 1, 1991.

REPORT ON REPRICING OF OPTIONS

            On December 31, 1998 the Stock Option Committee adopted a resolution to grant new Incentive Stock Options under the Optelecom, Inc. 1991 Stock Option Plan to non-management employees who have incentive stock options with an exercise price equivalent to the market price of the Common Stock on the date of the resolution ($2 625) or higher and who agree in writing to cancel those stock options by signing a form of Cancellation and Replacement Agreement on or before January 30, 1999. The exercise price of each new option was to be the market price of the Common Stock on the date when each optionee signed the Cancellation and Replacement Agreement. Thirty-five employees, who had options with exercise prices ranging from $2.83 to $12.33, accepted the Company's offer to replace 55 options (several employees had two options and one had three options) for a total of 50,869 shares at exercise prices ranging from $2.75 to $3.50 per share. On September 8, 1999 the closing price of Company Common Stock as reported by NASDAQ was $2.00.

FIVE YEAR PERFORMANCE COMPARISON

            The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the NASDAQ US Index, the S&P 500 Index and the NASDAQ Telecom Index. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.


(The Performance Graph appears here. See the table below for plot points.)

                 12/31/98     12/31/97     12/31/96     12/31/95      12/31/94
NASDAQ US        299.95       213.38       173.92       141.44        100
S&P 500          291.74       226.51       169.69       137.63        100
NASDAQ TELECOM   323.72       198.24       133.87       130.92        100
OPTC             135.22       468.75       264.42        88.13        100

                                  MISCELLANEOUS

TRANSACTIONS WITH MANAGEMENT

            During 1998, the Company retained Kreter & Associates to perform consulting services in connection with certain financial and operations matters. Mr. Richard Kreter, now a Director, is managing partner of Kreter & Associates. Total fees paid to Kreter & Associates for its work for Optelecom amounted to approximately $54,000 for strategic planning for the research and development project and $61,000 for accounting, finance and budgetary consulting during the absence of a company Chief Financial Officer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASD. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 4 were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

ACCOUNTANTS

            The Board of Directors has selected Deloitte & Touche LLP as independent public accountants for the Company for the year ending December 31, 1999. Deloitte & Touche LLP has served as independent public accountants for the Company since October 20, 1995. To the knowledge of the Company, at no time has Deloitte & Touche LLP had any direct or indirect financial interest in or any connection with the Company other than in connection with services rendered to the Company.

            The selection of Deloitte & Touche LLP was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's Chief Financial Officer and independent public accountants to review the scope and results of the audit function and the policies relating to audit scope and estimated fees for the coming year.

            The Company anticipates that a representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions from stockholders.

NOMINATIONS, OTHER BUSINESS AND DEADLINE FOR STOCKHOLDER PROPOSALS

            Under an amendment to the Company's By-Laws adopted in February, 1998, nominations for director may be made only by the Board or a Board committee or by a stockholder entitled to vote in accordance with the following procedures. A stockholder may nominate a candidate for election as a director at an Annual Meeting of stockholders only by delivering notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting, except that if the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the tenth day following the earlier of the date the Company's notice of the meeting is first given or announced publicly. With respect to a Special Meeting called to elect directors because the election of directors is not held on the date fixed for the Annual Meeting, a stockholder must deliver notice not later than the tenth day following the earlier of the date that the Company's notice of the meeting is first given or announced publicly. Any stockholder delivering notice of nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

            The By-Laws also provide that no business may be brought before an Annual Meeting except as specified in the notice of the meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote in accordance with the following procedures. A stockholder may bring business before an Annual Meeting only by delivering notice to the Company within the time limits described above for delivering notice of a nomination for the election of a director at an Annual Meeting. Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the stockholder in such business and certain other information about the stockholder. These requirements are separate and apart from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

            A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Secretary of the Company.

ELIMINATE DUPLICATE MAILINGS

            Securities and Exchange Commission (SEC) rules require the Company to provide an Annual Report to stockholders who receive this proxy statement. If you are a stockholder of record and have more than one account in your name or the same address as other stockholders of record, you may authorize the Company to discontinue mailings of multiple Annual Reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an Annual Report.